Exhibit 99.1

CONTACT:
Robert Travis	Scott Larson
Investor Relations	Press Inquiries
Sycamore Networks, Inc.	Sycamore Networks, Inc.
978-250-3432	978-250-3433
bob.travis@sycamorenet.com	scott.larson@sycamorenet.com

SYCAMORE NETWORKS, INC. REPORTS SECOND QUARTER FISCAL

YEAR 2010 FINANCIAL RESULTS

CHELMSFORD, Mass., February 25, 2010 – Sycamore Networks, Inc. (NASDAQ: SCMR), a leader in intelligent bandwidth management solutions for fixed line and mobile network operators worldwide, today reported its results for the second quarter ended January 23, 2010. Revenue for the second quarter of fiscal 2010 was $16.2 million, compared with $11.7 million for the second quarter of fiscal 2009.

Net loss for the second quarter of fiscal 2010, on a generally accepted accounting principles (“GAAP”) basis, was $1.2 million, or $0.04 per share, compared with net loss of $10.1 million, or $0.36 per share for the second quarter of fiscal 2009. Non-GAAP net loss for the second quarter of fiscal 2010 was $0.5 million, or $0.02 per share, compared with non-GAAP net loss of $8.3 million, or $0.29 per share for the second quarter of fiscal 2009. The reconciliation between net loss on a GAAP basis and net loss on a non-GAAP basis is provided in a table immediately following the Unaudited Non-GAAP Consolidated Statements of Operations included with this release.

Net loss for the first six months of fiscal 2010, on a GAAP basis, was $11.6 million or $0.41 per share, compared with net loss of $15.9 million or $0.56 per share for the first six months of fiscal 2009. Non-GAAP net loss for the first six months of fiscal 2010 was $3.6 million, or $0.13 per share, compared with non-GAAP net loss of $11.7 million, or $0.41 per share for the first six months of fiscal 2009. The reconciliation between net loss on a GAAP basis and net loss on a non-GAAP basis is provided in a table immediately following the Unaudited Non-GAAP Consolidated Statements of Operations included with this release.

Per share data for all periods presented have been adjusted to give effect to the December 21, 2009 1 for 10 reverse stock split.

“Our second quarter operating results reflect the benefits of our recent cost reduction actions, which resulted in significantly lower operating expenses and contributed to strong gross margin performance,” said Daniel E. Smith, president and chief executive officer. “We will continue to invest in the current needs of our customers, as well as new product initiatives focused on emerging market opportunities.”

About Sycamore Networks

Sycamore Networks, Inc. (NASDAQ: SCMR) is a leading provider of intelligent bandwidth management solutions for fixed line and mobile network operators worldwide. From multiservice access networks to the optical core, Sycamore products enable network operators to lower overall network costs, increase operational efficiencies, and rapidly deploy new revenue-generating services. Sycamore’s global customer base includes Tier 1 service providers, government agencies, and utility companies. For more information, please visit www.sycamorenet.com.

Use of Non-GAAP Financial Measures

The Company provides non-GAAP financial data in addition to providing financial results in accordance with generally accepted accounting principles (GAAP). These measures are not in accordance with or an alternative for GAAP, and may be different from non-GAAP measures used by other companies. The Company believes that the items excluded from the non-GAAP results have one or more of the following characteristics: their magnitude and timing is largely outside of the Company’s control; they are unrelated to the ongoing operation of the business in the ordinary course; they are unusual, and the Company does not expect them to occur in the ordinary course of business; or they are non-operational, non-cash expenses involving stock option grants.

The non-GAAP financial data is provided to enhance the reader’s overall understanding of the Company’s current financial performance and its prospects for the future. Specifically, the Company believes the non-GAAP results provide useful information to both management and investors by excluding certain expense and income items that the Company believes are not indicative of the Company’s core operating results. In addition, since the Company has historically reported non-GAAP results to the investment community, the Company believes the inclusion of non-GAAP numbers provides consistency in its financial reporting. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting in future periods. The non-GAAP financial data should be considered in addition to, not as a substitute for or a more appropriate indicator of, operating results, cash flows, or other measures of financial performance prepared in accordance with GAAP.

We wish to caution you that certain matters discussed in this news release constitute forward-looking statements regarding future events that involve risks and uncertainties. Readers are cautioned that actual results or events could differ materially from those stated or implied in the forward-looking statements. Other risks and uncertainties include, but are not limited to, actions, inquiries and findings that may result from certain stock option matters, including the restatement of previously issued financial statements; the Company’s reliance on a limited number of customers; variation in the Company’s quarterly results; industry pricing pressures and the high cost of product development required to remain competitive and keep pace with evolving features and technologies desired by customers; the consolidation of both suppliers and customers in the telecommunications marketplace and general economic conditions. Certain additional risks are set forth in more detail in the section entitled “Risk Factors” in the Company’s most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K filed by the Company with the Securities and Exchange Commission. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

Sycamore Networks, Inc.

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	Jan 23, 2010	July 31, 2009
Assets

Current assets:
Cash and cash equivalents	$64,853	$347,696
Short-term investments	378,514	273,387
Accounts receivable, net	16,716	12,860
Inventories	13,620	16,058
Prepaids and other current assets	3,765	2,388

Total current assets	477,468	652,389

Property and equipment, net	8,513	13,342
Long-term investments	189,313	305,725
Other assets	330	357

Total Assets	$675,624	$971,813

Liabilities and Stockholders’ Equity

Current liabilities:
Deferred revenue	$12,071	$11,003
Other current liabilities	11,047	14,034

Total current liabilities	23,118	25,037

Long term deferred revenue	4,799	4,530
Long term liability	1,708	1,821

Total liabilities	29,625	31,388

Common stock	28	28
Additional paid-in capital	1,757,906	2,040,317
Accumulated deficit	(1,112,960)	(1,101,355)
Other equity	1,025	1,435

Total stockholders’ equity	645,999	940,425

Total Liabilities and Stockholders’ Equity	$675,624	$971,813

Sycamore Networks, Inc.

Unaudited Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	Jan 23, 2010	Jan 24, 2009	Jan 23, 2010	Jan 24, 2009
Revenue	$16,174	$11,698	$31,798	$27,129
Cost of revenue	6,879	8,504	14,726	17,862

Gross profit	9,295	3,194	17,072	9,267

Operating expenses:
Research and development	7,761	12,912	16,433	24,367
Sales and marketing	2,759	3,644	5,344	7,718
General and administrative	2,444	1,518	4,752	3,253
Restructuring & related impairment	(88)	189	6,216	817

Total operating expenses	12,876	18,263	32,745	36,155

Loss from operations	(3,581)	(15,069)	(15,673)	(26,888)

Interest and other income, net	1,641	5,026	3,461	11,020

Loss before income taxes	(1,940)	(10,043)	(12,212)	(15,868)
Income tax expense (benefit)	(727)	88	(607)	42

Net loss	$(1,213)	$(10,131)	$(11,605)	$(15,910)

Net loss per share:
Basic	$(0.04)	$(0.36)	$(0.41)	$(0.56)
Diluted	$(0.04)	$(0.36)	$(0.41)	$(0.56)

Weighted average shares outstanding:
Basic	28,420	28,352	28,418	28,348
Diluted	28,420	28,352	28,418	28,348

Common share and per share data for all periods presented have been adjusted to give effect to the December 21, 2009 1 for 10 reverse stock split.

Sycamore Networks, Inc.

Unaudited Non-GAAP Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	Jan 23, 2010	Jan 24, 2009	Jan 23, 2010	Jan 24, 2009
Revenue	$16,174	$11,698	$31,798	$27,129
Cost of revenue	6,762	8,215	14,407	17,234

Gross profit	9,412	3,483	17,391	9,895

Operating expenses:
Research and development	7,496	12,409	15,844	23,359
Sales and marketing	2,517	3,349	4,890	7,067
General and administrative	2,235	929	4,374	2,174

Total operating expenses	12,248	16,687	25,108	32,600

Loss from operations	(2,836)	(13,204)	(7,717)	(22,705)

Interest and other income, net	1,641	5,026	3,461	11,020

Loss before income taxes	(1,195)	(8,178)	(4,256)	(11,685)
Income tax expense (benefit)	(727)	88	(607)	42

Net loss	$(468)	$(8,266)	$(3,649)	$(11,727)

Net loss per share:
Basic	$(0.02)	$(0.29)	$(0.13)	$(0.41)
Diluted	$(0.02)	$(0.29)	$(0.13)	$(0.41)

Weighted average shares outstanding:
Basic	28,420	28,352	28,418	28,348
Diluted	28,420	28,352	28,418	28,348

Common share and per share data for all periods presented have been adjusted to give effect to the December 21, 2009 1 for 10 reverse stock split.

Sycamore Networks, Inc.

Reconciliation of GAAP to Non-GAAP Net Income

(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	Jan 23, 2010	Jan 24, 2009	Jan 23, 2010	Jan 24, 2009
GAAP net loss	$(1,213)	$(10,131)	$(11,605)	$(15,910)

Stock-based compensation expense:
Cost of revenue	130	141	255	312
Research and development	265	503	589	1,008
Sales and marketing	242	295	454	651
General and administrative	209	256	378	432

Total stock based compensation expense	846	1,195	1,676	2,403
Amortization of purchased intangible assets	—	333	—	647
Restructuring and other asset impairments:
Operating expense	(88)	189	6,216	817
Cost of revenue	(13)	148	64	316
Tax effect	—	—	—	—

Non-GAAP net loss	$(468)	$(8,266)	$(3,649)	$(11,727)